ADDENDUM TO PRICING SUPPLEMENT FOR

                 CARPENTER TECHNOLOGY CORPORATION

            7.06% MEDIUM TERM NOTES, DUE MAY 21, 2018


CUSIP No. 14428TBF7
          ---------

Interest payable to:

     The Depository Trust Company
     P.O. Box 20
     Bowling Green Station
     New York, N.Y.  10004

Deliver Notes to:

     The Depository Trust Company
     55 Water Street
     Interface/Underwriting Department
     1st Floor South
     New York, N.Y.  10041

Registered Owner:

     Cede & Company
     P.O. Box 20
     Bowling Green Station
     New York, N.Y.  10004

     Taxpayer ID No.

           13-2555119


Confirmed for Carpenter Technology Corporation


By:  /S/G. Walton Cottrell
     -----------------------------------
     G. Walton Cottrell
     Senior Vice President - Finance and
     Chief Financial Officer